Exhibit 10.3C

OUTSIDE DIRECTOR

STOCK OPTION

Granted by

1ST MANATEE BANK

under the

1ST MANATEE BANK

2015 STOCK OPTION PLAN

This stock option agreement (“Option” or “Agreement”) is and shall be subject in every respect to the provisions of the 2015 Stock Option Plan (the “Plan”) of 1st Manatee Bank (the “Bank”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. A copy of the Plan has been provided to each person granted a stock option pursuant to the Plan. The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board of Directors shall be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. Capitalized terms used herein but not defined shall have the same meaning as in the Plan.

1.	Name of Participant: [Name]

2.	Date of Grant:

3.	Total number of shares of Bank common stock, $5.00 par value per share, that may be acquired pursuant to this Option: [Amount]

(subject to adjustment pursuant to Section 9 hereof).

●     This is a Non-Qualified Option.

4.	Exercise price per share:

(subject to adjustment pursuant to Section 9 below)

5.	Expiration Date of Option:

6.

Vesting Schedule. Except as otherwise provided in this Agreement, this Option first becomes exercisable, subject to the Option’s expiration date, in accordance with the vesting schedule specified herein.

The Options granted under this Agreement shall vest and become exercisable in full on the fifth anniversary of the date of grant, or ___________. No portion of the Options shall be exercisable before that date.

This Option may not be exercised at any time on or after the Option’s expiration date. Notwithstanding the foregoing, vesting will automatically accelerate pursuant to Sections 2.6 and 4.1 of the Plan (in the event of death, Disability or Involuntary Termination of Employment following a Change in Control).

OUTSIDE DIRECTOR

7.	Exercise Procedure.

7.1

Delivery of Notice of Exercise of Option. This Option shall be exercised in whole or in part by the Participant’s delivery to the Bank of written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee, including:

(i)	by tendering, either actually or by attestation, shares of Stock valued at Fair Market Value (as defined in Section 7.2 hereof) as of the day of exercise;

(ii)	by a net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option (and if applicable, any minimum required tax withholding);

(iii)	by cash or personal, certified or cashier’s check, or

(iv)	by any combination thereof.

7.2	“Fair Market Value” shall have the meaning set forth in Section 8.1(l) of the Plan.

8.	Delivery of Shares.

Delivery of shares of Common Stock upon the exercise of this Option will comply with all applicable state and federal laws and regulations and the applicable requirements of any securities exchange or similar entity.

9.	Adjustment Provisions.

This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3.3 of the Plan.

10.	Termination of Option and Accelerated Vesting.

This Option will terminate upon the expiration date, except as set forth in the following provisions:

(i)

Death. This Option will become exercisable as to all shares subject to the Option, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s death. This Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one (1) year from the date of death, subject to termination on the expiration date of this Option, if earlier.

OUTSIDE DIRECTOR

(ii)

Disability. This Option will become exercisable as to all shares subject to the Option, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s Disability. This Option may thereafter be exercised for a period of one (1) year from the date of such Termination of Service by reason of Disability, subject to termination on the Option’s expiration date, if earlier.

(iii)	Termination for Cause. If the Participant’s Termination of Service is for Cause, all Options that have not been exercised will expire and be forfeited.

(iv)

Change in Control. In the event of the Participant’s Involuntary Termination of Employment following a Change in Control, all Options held by the Participant, whether or not exercisable at such time, will become fully exercisable, subject to the expiration provisions otherwise applicable to the Option. A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

(v)

Retirement. Vested Options may be exercised for a period of one (1) year from the date of Termination of Service by reason of Retirement, subject to termination on the Option’s expiration date, if earlier (and, for purposes of clarity, non-vested options will be forfeited on the date of Termination of Service by reason of Retirement).

(vi)

Other Termination. If the Participant’s Termination of Service is for any reason other than death, Disability, Retirement, for Cause or following a Change of Control, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three (3) months following termination, subject to termination on the Option’s expiration date, if earlier.

11.	Miscellaneous.

11.1	No Option shall confer upon the Participant any rights as a stockholder of the Bank prior to the date on which the individual fulfills all conditions for receipt of such rights.

11.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Bank and the Participant.

11.3

Except as otherwise provided by the Committee, Options under the Plan are not transferable except (1) as designated by the Participant by will or by the laws of descent and distribution, (2) to a trust established by the Participant, or (3) between spouses incident to a divorce or pursuant to a domestic relations order.

OUTSIDE DIRECTOR

11.4	This Option shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its principles of conflicts of laws.

11.5	The granting of this Option does not confer upon the Participant any right to be retained in the Service of the Bank or any affiliate.

[Signature Page Follows]

OUTSIDE DIRECTOR

IN WITNESS WHEREOF, the Bank has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Option set forth above.

1ST MANATEE BANK

By:
Its:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the 2015 Stock Option Plan. The undersigned hereby acknowledges receipt of a copy of the Bank’s 2015 Stock Option Plan.

PARTICIPANT

[Name]

EXHIBIT A

NOTICE OF EXERCISE OF OPTION

(BY OUTSIDE DIRECTORS)

I hereby exercise the stock option (the “Option”) granted to me by 1st Manatee Bank (the “Bank”), subject to all the terms and provisions set forth in the Stock Option Agreement (the “Agreement”) and the 1st Manatee Bank 2015 Stock Option Plan (the “Plan”) referred to therein, and notify you of my desire to purchase __________________ shares of common stock of the Bank (“Common Stock”) for a purchase price of $_________ per share.

Enclosed please find (check one):

___	Cash, personal, certified or cashier’s check in the sum of $_______, in full/partial payment of the purchase price.

___	Stock of the Bank with a fair market value of $______ in full/partial payment of the purchase price.*

___	My check in the sum of $_______ and stock of the Bank with a fair market value of $______, in full/partial payment of the purchase price.*

I understand that after this exercise, ____________ shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.

I hereby represent that it is my intention to acquire these shares for the following purpose:

___     investment

___     resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Bank or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.

Date: ____________, _____.
Participant’s signature

*

If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares. If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged. If the shares are held in “street name” by a registered broker, I must provide the Bank with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged. I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise. In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.